Exhibit 21.1

                             SUBSIDIARIES OF COMPANY

         The   following   corporations   are   the   registrant's   significant
subsidiaries as of the date of this report under Form 10-K.



Name of Corporation                            State or Other Jurisdiction of Incorporation
-------------------                            --------------------------------------------

Leftbid.com, Inc.                              Nevada

Navlet.com, Inc.                               Delaware

Cheapfares.com Incorporated                    Nevada

Liberty Court Travel, Inc.                     Nebraska